As filed with the Securities and Exchange Commission on May 7, 1999
                                                          Registration No. 333-

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933


                           ARTESIAN RESOURCES CORPORATION
                (Exact name of registrant as specified in its charter)
           Delaware                                      51-0002090
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

        664 Churchmans Road
          Newark, Delaware                                      19702
(Address of principal executive offices)                  (Zip Code)

                 AMENDED AND RESTATED ARTESIAN RESOURCES CORPORATION
                         1992 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of the plan)

                                   DIAN C. TAYLOR
                       Chief Executive Officer and President
                          Artesian Resources Corporation
                               664 Churchmans Road
                             Newark, Delaware  19702
                     (Name and address of agent for service)

                                  (302) 453-6900
             (Telephone number, including area code, of agent for service)


                          Copy of all communications to:
                           JOHN F. BALES, III, ESQUIRE
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                            Philadelphia, PA  19103
                                (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

                                 Proposed maximum Proposed maximum  Amount of
Title of securities Amount to be  offering price      aggregate    registration
 to be registered    registered    per share(1)  offering price(1)     fee

Class A Non-Voting
  Common Stock,      150,000 (2)     $21.91         $3,286,500.00    $913.65
  $1.00 par value


(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Class A Non-Voting Common Stock on May 5, 1999, as reported on the Nasdaq National Market.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

       This Registration Statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 150,000 shares (the "Shares") of Class A Non-Voting Common Stock, $1.00 par value, of the Registrant. The Shares are securities of the same class and relating to the same employee benefit plan, the Amended and Restated Artesian Resources Corporation 1992 Non-Qualified Stock Option Plan, as those shares registered in the Registrant's Registration Statement on Form S-8, previously filed with the Securities and Exchange Commission on June 5, 1996. The earlier Registration Statement on Form S-8, Registration No. 333-05255, is hereby incorporated by reference.

       Experts

       The consolidated financial statements and schedule of Artesian Resources Corporation as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

       The following exhibits are filed as part of this Registration Statement.

Exhibit
Number        Exhibit

 5.1          Opinion of Morgan, Lewis & Bockius LLP

10.1 Amended and Restated Artesian Resources Corporation 1992 Non-Qualified Stock Option Plan (1)

23.1          Consent of KPMG LLP

23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1          Power of Attorney (included on signature page of this
              Registration Statement)
____________

(1) Incorporated by reference to Exhibit 10 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

                         SIGNATURES AND POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware, on May 7, 1999.

                                                ARTESIAN RESOURCES CORPORATION


                                                By:  /s/ Dian C. Taylor
                                                     Dian C. Taylor
                                                     Chief Executive Officer
                                                        and President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS DIAN C. TAYLOR AND DAVID B.SPACHT, AND EACH OF THEM ACTING ALONE, HER OR HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HER OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

        Name             Capacity                                      Date


/s/Dian C. Taylor        Chair of the Board, Chief Executive        May 7, 1999
Dian C. Taylor           Officer and President (principal
                         executive officer)


/s/David B. Spacht       Vice President, Treasurer and Chief        May 7, 1999
David B. Spacht          Financial Officer (principal financial
                         officer and principal accounting
                         officer)


/s/Kenneth R. Biederman  Director                                   May 7, 1999
Kenneth R. Biederman


/s/John R. Eisenbrey, Jr.Director                                   May 7, 1999
John R. Eisenbrey, Jr.


/s/William H. Taylor, II Director                                   May 7, 1999
William H. Taylor, II


/s/William C. Wyer       Director                                   May 7, 1999
William C. Wyer


                            ARTESIAN RESOURCES CORPORATION
                          REGISTRATION STATEMENT ON FORM S-8

                                    EXHIBIT INDEX



Exhibit
Number             Exhibit

 5.1               Opinion of Morgan, Lewis & Bockius LLP

10.1 Amended and Restated Artesian Resources Corporation 1992 Non-Qualified Stock Option Plan (1)

23.1               Consent of KPMG LLP

23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1               Power of Attorney (included on signature page of this
                   Registration Statement)
___________

(1) Incorporated by reference to Exhibit 10 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.


May 7, 1999


Artesian Resources Corporation
664 Churchmans Road
Newark, DE 19702

Re: Artesian Resources Corporation - Registration Statement on Form S-8 for the Amended and Restated Artesian Resources Corporation 1992 Non-Qualified Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 150,000 shares of the Company's Class A Non-Voting Common Stock, par value $1.00 per share (the "Class A Non-Voting Common Stock"), issuable under the Amended and Restated Artesian Resources Corporation 1992 Non-Qualified Stock Option Plan (the "Plan").

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, including the Plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the shares of Class A Non-Voting Common Stock issuable under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,


                                                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Artesian Resources Corporation

We consent to the incorporation by reference of our report dated February 5, 1999, relating to the consolidated balance sheets of Artesian Resources Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1998 and our report dated February 5, 1999, relating to the financial statement schedule for each of the years in the three-year period ended December 31, 1998, which reports appear in the 1998 Annual Report on Form 10-K of Artesian Resources Corporation and subsidiaries and to the reference to our firm under the heading "Experts" in the registration statement.



s/KPMG LLP



Wilmington, Delaware
May 6, 1999